UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2021

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Acquisition of 1-2-3.tv Group

On September 22, 2021, iMedia Brands, Inc. (the “Company”) and its wholly-owned subsidiary SCUR-Alpha 1359 GmbH (to be renamed iMedia&123tv Holding GmbH) (the “Subsidiary”), entered into a Sale and Purchase Agreement relating to 1-2-3.tv Group (the “Purchase Agreement”) with Emotion Invest GmbH & Co. KG, BE Beteiligungen Fonds GmbH & Co. geschlossene Investmentkommanditgesellschaft and Iris Capital Fund II (collectively, the “Sellers”). Pursuant to the Purchase Agreement, upon the terms and subject to the conditions thereof, the Subsidiary intends to purchase and acquire from the Sellers (the “Acquisition”) all of the issued and outstanding equity interests of 123tv Invest GmbH, a limited liability company organized under the laws of Germany, and 123tv Holding GmbH, a limited liability company organized under the laws of Germany (collectively with their direct and indirect subsidiaries, the “1-2-3.tv Group”).

The purchase price for the enterprise value of the 1-2-3.tv Group is EUR 80.0 million ($94.5 million based on the September 13, 2021 exchange rate) (the "Enterprise Value"). The Company also agreed to pay the Sellers for the EUR 3.9 million ($4.6 million based on the September 13, 2021 exchange rate) for the 1-2-3.tv Group's cash on-hand as of July 31, 2021 and EUR 2.3 million ($2.7 million based on the September 13, 2021 exchange rate) for the 1-2-3.tv Group's excess working capital above the 1-2-3.tv Group's trailing twelve-month average as of July 31, 2021. The Enterprise Value consideration consists of paying the Sellers EUR 62.0 million in cash at closing ($73.3 million based on the September 13, 2021 exchange rate) and the Company entering into a vendor loan agreement in the principal amount of EUR 18.0 million ($21.2 million based on the September 13, 2021 exchange rate) (“Vendor Loan Agreement”).

The Purchase Agreement provides that the Sellers may receive additional consideration from the Subsidiary, if earned, in the form of earn-out payments in the amount of up to EUR 14.0 million ($16.5 million based on the September 13, 2021 exchange rate) based on revenues of the 1-2-3.tv Group during 2022, and up to an additional EUR 14.0 million per year for 2023 and 2024 based on revenues of the 1-2-3.tv Group during each of 2023 and 2024, with the ability of the Sellers to earn amounts in excess of the EUR 14.0 million in 2023 and 2024 in the event the maximum earn-out payments are not earned in either 2022 or 2023, respectively; provided, that in no event shall the total earn-out amount exceed EUR 42.0 million ($49.6 million based on the September 13, 2021 exchange rate). The Company has agreed to guarantee all obligations of the Subsidiary under the Purchase Agreement and the Vendor Loan. A description of the form of Vendor Loan Agreement is included in Item 2.03 herein (and incorporated into this Item 1.01 by reference), does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement contains customary representations, warranties and covenants by each of the parties. The Purchase Agreement also provides that the parties will indemnify each other for certain liabilities arising under the Purchase Agreement, subject to various limitations, including, among other things, thresholds, caps and time limitations. The Subsidiary has obtained representation and warranty insurance that provides exclusive coverage for certain breaches of, and inaccuracies in, representations and warranties made by Sellers in the Purchase Agreement, subject to exclusions, deductibles and other terms and conditions.

The closing of the Acquisition is subject to certain closing conditions, including German and Austrian regulatory approvals and the completion of a financing in the amount of not less than EUR 62.0 million. The Company expects to close the Acquisition in the fourth quarter of 2021. The Company anticipates approximately $2,000,000 in transaction expenses in connection with the Acquisition.

This description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement is described herein to provide investors with information regarding the terms of the Acquisition. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the purposes of the Purchase Agreement; were made only as of specified dates and do not reflect subsequent information; were made solely for the benefit of the parties thereto; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures that modify, qualify and create exceptions to such representations, warranties and covenants; were made for the purposes of allocating risk between the parties thereto instead of establishing matters of fact; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties, their affiliates or their respective businesses. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

Credit Facility Amendment

On September 20, 2021, the Company entered into a First Amendment and Consent Agreement (the “Amendment”), which amends the Loan and Security Agreement, dated July 30, 2021, by and among the Company, as the lead borrower, certain of its subsidiaries party thereto as borrowers, Siena Lending Group LLC and the other financial institutions party thereto from time to time as lenders, Siena Lending Group LLC, as agent, and VVI Fulfillment Center, Inc., EP Properties, LLC and Portal Acquisition Company, as guarantor (as amended by the Amendment, the “Credit Agreement”). The Amendment, among other things, modifies the borrowers’ definition of consolidated adjusted EBITDA in the Credit Agreement, minimum liquidity covenant such that the borrowers shall not permit minimum liquidity, as defined in the Credit Agreement, as of the end of any fiscal month to be less than $15,000,000 after consummation of the Acquisition; provided, that such amount shall be automatically reduced to $7,500,000 upon the borrowers’ delivery of evidence satisfactory to the administrative agent in its permitted discretion that the borrowers had a senior net leverage ratio as defined in the Credit Agreement for the most recent fiscal quarter ended of not greater than 2.50:1.00. The Amendment also requires that the Subsidiary be joined as a guarantor under the Credit Agreement and certain other documents related thereto within five business days after consummation of the Acquisition. The Amendment also modifies the borrowers’ maximum senior net leverage ratio such that loan parties shall maintain a senior net leverage ratio as set forth in the following table tested as of the last date of each fiscal quarter of the loan parties measured on a trailing twelve-month basis:

Time Period	Senior Net Leverage Ratio
Fiscal quarter ending October 31, 2021	3.50:1.00
Fiscal quarter ending January 31, 2022	3.50:1.00
Fiscal quarter ending April 30, 2022	3.25:1.00
Fiscal quarter ending July 31, 2022	3.00:1.00
Fiscal quarter ending October 31, 2022	2.75:1.00
Fiscal quarter ending January 31, 2023	2.75:1.00
Fiscal quarter ending April 30, 2023 and thereafter	2.50:1.00

This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference. The Loan and Security Agreement, dated July 30, 2021, by and among the iMedia Brands, Inc., as the lead borrower, certain of its subsidiaries party thereto as borrowers, Siena Lending Group LLC and the other financial institutions party thereto from time to time as lenders, Siena Lending Group LLC, as agent, and VVI Fulfillment Center, Inc., EP Properties, LLC and Portal Acquisition Company, as guarantors, is incorporated by reference as Exhibit 10.2 into this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Concurrent with the closing of the Acquisition, the Subsidiary expects to enter into the Vendor Loan Agreement with certain Sellers (the “Lenders”) pursuant to which a portion of the purchase price for the Acquisition will be paid in the form of the Vendor Loan. The Vendor Loan has a EUR 18.0 million principal amount ($21.2 million based on the September 13, 2021 exchange rate), with EUR 9.0 million ($10.6 million based on the September 13, 2021 exchange rate) payable on each of the first and second anniversaries of the issuance date. The Vendor Loan bears interest at a rate equal to 8.5% per annum, payable semi-annually commencing on the six-month anniversary of the closing date of the Acquisition.

The Company’s and the Subsidiary’s obligations under the Vendor Loan are secured by the assets of 1-2-3.tv GmbH and subordinated in right of payment to the Company’s outstanding secured indebtedness to Siena Lending Group LLC and GreenLake Real Estate Finance LLC, as well as the Company’s proposed senior notes to be offered.

Amounts due under the Vendor Loan may be accelerated upon an Event of Default (as defined in the Vendor Loan), such as a sale of the Subsidiary or its assets and the occurrence of bankruptcy, if not otherwise waived or cured.

The Vendor Loan contains covenants and conditions, including, among other things, restrictions on the Company’s and the Subsidiary’s ability to incur additional senior indebtedness.

This description of the form of Vendor Loan does not purport to be complete and is qualified in its entirety by reference to the form of Vendor Loan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On September 22, 2021, we issued a press release in connection with the disclosures made in Item 1.01 of this Current Report on Form 8-K. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 8.01	Other Events

Description of 1-2-3.tv Group Business

The 1-2-3.tv Group is a digitally-driven home shopping and inspirational e-commerce specialist with a unique omnichannel live and automated auction offering. The 1-2-3.tv Group caters primarily to the television retailing markets in Germany and Austria with its proprietary live television auctions and automated digital auctions. In fiscal 2020, the 1-2-3.tv Group facilitated more than 77,000 auctions, sold 10.6 million units, and shipped 3.1 million items to its more than 250,000 registered customers. The 1-2-3.tv Group utilizes or has planned or under development six different auction formats that consistently make it a leading auction channel in Germany.

Founded in 2004, the 1-2-3.tv Group now has over 120 employees across its two locations in Grünwald and Braunschweig, Germany. The 1-2-3.tv Group is fully integrated and controls its value chain, from global sourcing, point-of-sale entertainment, and omnichannel sales, to customer service. The 1-2-3.tv Group reaches its customer base through analog TV channels, web interfaces and a digital app. In addition, the 1-2-3.tv Group has started to capitalize on digital growth potential by launching automated digital auctions and live digital auctions. Innovative advances in automated digital auctioning have enabled the 1-2-3.tv Group to reach more than 40 million households in fiscal 2020 across multiple channels, 24 hours a day, 365 days a year.

Following consummation of the acquisition, instead of the 1-2-3.tv Group pursuing the traditional geographic expansion of entering more European television retailing marketplaces, the Company plans to use 1-2-3.tv Group’s expertise and proprietary technologies to enter the inspirational e-commerce market in the United States. The Company believes that this strategy has the potential to generate significantly more first party data than our existing inventory-based business models, therefore accelerating our overall digital strategy. According to OMMAX, the inspirational e-commerce total addressable market in 2019 was EUR 9.3 billion ($11.0 billion based on the September 13, 2021 exchange rate).

The 1-2-3.tv Group generated net revenues of EUR 155.3 million ($183.4 million based on the September 13, 2021 exchange rate), EUR 126.1 million ($148.9 million based on the September 13, 2021 exchange rate), and EUR 118.6 million ($140.1 million based on the September 13, 2021 exchange rate) for fiscal years 2020, 2019, and 2018, respectively. Net revenue for fiscal 2020 was distributed broadly across 1-2-3.tv Group’s assortment of product categories: household (37.8%), fashion & accessories (18.9%), jewelry (13.8%), beauty & wellness (10.9%), watches (9.9%), do-it-yourself hobbies (5.0%), and collection (3.6%). In fiscal 2020, sales in Germany accounted for approximately 98.0% of 1-2-3.tv Groups’ net revenue and sales in Austria accounted for 2.0%. For fiscal 2020, 60.8% of 1-2-3.tv Group’s net revenue was for displayed brands and 38.4% of 1-2-3.tv Group’s net revenue was for non-displayed brands. In fiscal 2020, 73.1% of 1-2-3.tv Group’s net revenues were through interactive voice response telephone sales conducted through an outsourced customer call center, with 17.7% of net revenue generated through online sources and 9.2% generated through mobile devices. The 1-2-3.tv Group’s net revenue per employee in fiscal 2020 was EUR 1.25 million ($1.48 million based on the September 13, 2021 exchange rate). In fiscal 2020, 65.9% of the 1-2-3.tv Group’s customers are female, with 34.1% male. Moreover, by generation, for fiscal 2020, 21.6% of customers are in the greatest generation, 56.8% of customers are in the baby boomer generation, 13.1% of customers are generation X, 3.8% of customers are generation Y and less than 0.5% of customers are generation Z; however, the 1-2-3.tv Group has seen its most significant customer file percentage growth rates in generations X, Y and Z.

Risk Factor Updates

As part of the filing of this Current Report on Form 8-K, the Company intends to supplement its risk factors, including those contained in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended January 30, 2021. The risk factors filed herewith as Exhibit 99.5 and incorporated herein by reference in this Item 8.01 should be considered together with the other risk factors described in the Company’s Annual Report on Form 10-K for the year ended January 30, 2021 and other filings with the SEC under the Securities Exchange Act of 1934, as amended.

Public Offering Press Release

On September 22, 2021, we issued a press release announcing the commencement of a public offering of senior notes. The full text of the press release is filed herewith as Exhibit 99.6 and is incorporated by reference into this Item 8.01.

Pro Forma Senior Debt Net Leverage Ratio Calculations

A calculation of our pro forma senior debt net leverage ratio as of July 31, 2021 is filed herewith as Exhibit 99.7 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired

•	The historical consolidated audited financial statements of 123tv Beteiligungs GmbH as of and for the years ended December 31, 2020 and December 31, 2019 are filed as Exhibit 99.2 and incorporated herein by reference. The attached financial statements of 123tv Beteiligungs GmbH have been prepared in accordance with generally accepted accounting principles in Germany (“German GAAP”). Accounting principles generally accepted in Germany depart materially from accounting principles generally accepted in the United States of America (“U.S. GAAP”). The notes to the financial statements provide a summary of the nature and amounts of significant differences between German GAAP and U.S. GAAP. The audit of these 123tv Beteiligungs GmbH financial statements was conducted in accordance with U.S. generally accepted auditing standards.

•	The historical financial statements of 123tv Beteiligungs GmbH as of and for the six months ended June 30, 2021 are filed as Exhibit 99.3 and incorporated herein by reference. The attached financial statements of 123tv Beteiligungs GmbH have been prepared in accordance with German GAAP. Accounting principles generally accepted in Germany depart materially from U.S. GAAP. The notes to the financial statements provide a summary of the nature and amounts of significant differences between German GAAP and U.S. GAAP.

(b)   Pro Forma Financial Information

The following unaudited pro forma condensed combined financial information of iMedia Brands, Inc. giving effect to the acquisition of the 1-2-3.tv Group are included in Exhibit 99.4 and incorporated herein by reference:

•	Unaudited pro forma condensed combined balance sheets as of July 31, 2021

•	Unaudited pro forma condensed combined statements of operations for the year ended January 30, 2021

•	Unaudited pro forma condensed combined statements of operations for the six months ended July 31, 2021

(d)   Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Sale and Purchase Agreement Relating to 1-2-3.tv Group, dated September 22, 2021 between Emotion Invest GmbH & Co. KG, BE Beteiligungen Fonds GmbH & Co. geschlossene Investmentkommanditgesellschaft, Iris Capital Fund II, SCUR-Alpha 1359 GmbH and the Company
10.1	Form of Vendor Loan Agreement among SCUR-Alpha 1359 GmbH (to be renamed iMedia&123tv Holding GmbH) (as borrower), iMedia Brands, Inc. and 1-2-3.tv GmbH (as guarantors) and Emotion Invest GmbH & Co. KG, BE Beteiligungen Fonds GmbH & Co. geschlossene Investmentkommanditgesellschaft and Iris Capital Fund II
10.2	Loan and Security Agreement, dated July 30, 2021, by and among the iMedia Brands, Inc., as the lead borrower, certain of its subsidiaries party thereto as borrowers, Siena Lending Group LLC and the other financial institutions party thereto from time to time, Siena Lending Group LLC, as agent, and VVI Fulfillment Center, Inc., EP Properties, LLC and Portal Acquisition Company, as guarantors (incorporated by reference to Exhibit 10.1 on Form 8-K filed on August 5, 2021)
10.3	First Amendment and Consent Agreement, dated as of September 20, 2021, by and among iMedia Brands, Inc., certain of its subsidiaries party thereto as borrowers, Siena Lending Group LLC, as agent, and VVI Fulfillment Center, Inc., EP Properties, LLC and Portal Acquisition Company, as guarantors
23.1	Consent of Mazars GmbH & Co. KG
99.1	Press Release dated September 22, 2021 related to acquisition
99.2	The historical audited financial statements of 123tv Beteiligungs GmbH for the years ended December 31, 2020 and 2019
99.3	Financial Statements of 123tv Beteiligungs GmbH for the six months ended June 30, 2021 and June 30, 2020
99.4	Unaudited pro forma condensed combined balance sheet as of July 31, 2021 and unaudited pro forma condensed combined statements of operations for the six months ended July 31, 2021 and for the year ended January 31, 2021
99.5	Risk Factors
99.6	Press Release dated September 22, 2021 related to senior note offering
99.7	Calculation of pro forma senior debt net leverage ratio as of July 31, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K, including any exhibits filed or furnished herewith, may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding the expected impact of COVID-19 on television retailing are forward-looking. The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will and similar expressions to identify forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): the Company’s ability to complete a public offering of debt securities on terms favorable to the Company, the Company’s ability to integrate and operate the business of 1-2-3.tv Group and international operations in general, variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment, including COVID-19; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for the Company’s programming and the associated fees or estimated cost savings from contract renegotiations; the Company’s ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom the Company has contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; the ability to manage operating expenses successfully and the Company’s working capital levels; the ability to remain compliant with the Company’s credit facilities covenants; customer acceptance of the Company’s branding strategy and its repositioning as a video commerce Company; the ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to the Company’s management and information systems infrastructure; challenges to the Company’s data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting the Company’s operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from its programming; disruptions in the Company’s distribution of its network broadcast to customers; the Company’s ability to protect its intellectual property rights; our ability to obtain and retain key executives and employees; the Company’s ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; the Company’s ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; and the risks identified under Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and any additional risk factors identified in its periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. the Company’s is under no obligation (and expressly disclaim any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2021	iMedia Brands, Inc.

	By:	/s/ Timothy A. Peterman
Timothy A. Peterman Chief Executive Officer